Exhibit 99.1

FOR IMMEDIATE RELEASE

BioCardia Announces First Cross-Over Patient Treated in CardiAMP Cell Therapy Heart Failure Trial

October 07, 2021

SAN CARLOS, Calif. – BioCardia®, Inc. [Nasdaq: BCDA] a company focused on developing cellular and cell derived therapeutics for the treatment of  cardiovascular and pulmonary diseases, today announced the treatment of the first cross-over patient in the ongoing Phase III Pivotal CardiAMP® Cell Therapy in Heart Failure Trial for the treatment of ischemic heart failure. A cross-over patient is one who was previously in the control group of the study, has completed follow-up, and elects to receive therapy.

The patient was treated with the CardiAMP autologous bone marrow cell therapy procedure at Stanford University, by interventional cardiologist Dr. David Lee, in the trial led by Principal Investigator, cardiologist Dr. Phillip Yang. The cell therapy procedure is a minimally invasive catheter-based approach, which allowed the patient to be discharged from the hospital the morning after the study procedure per the protocol.

“Patients are the true heroes in the CardiAMP Cell Therapy trials, and by allowing them the cross-over option, all patients have the opportunity to receive the investigational therapy” said BioCardia CEO Peter Altman, Ph.D. “We are honored to collaborate with the world class Stanford cardiologists who have made a significant commitment of their time and energies to the ongoing study of the CardiAMP autologous cell therapy for patients with heart failure. With their help and that of their colleagues at hospital centers across the United States, we are working to complete the current trial with the best safety profile and patient care as soon as possible.”

A protocol amendment approved by the FDA allows patients in the trial who were initially randomly assigned to the control arm and did not receive therapy to elect to cross-over and receive the investigational autologous CardiAMP Cell Therapy after completing the two-year follow-up. The approval of the study’s cross-over arm was based in part on the study’s Data Safety Monitoring Board’s formal assessments during the trial. The amendment also included provisions for following cross-over patients for a period of one additional year under the clinical protocol.

About BioCardia

BioCardia, Inc.,  headquartered in San Carlos, California, is a developer of two biotherapeutic platforms – the CardiAMP autologous bone marrow derived mononuclear cell therapy for cardiovascular indications, and the NK1R+ allogenic bone marrow derived mesenchymal stem cell therapies for cardiovascular and pulmonary diseases.  These platforms underly four product candidates, each with the potential to meaningfully benefit millions of patients. Three of these investigational therapies are enabled by the Company’s proprietary biotherapeutic delivery platforms, which the Company also selectively licenses to other biotherapeutic development firms.

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate.  Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 30, 2021, under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120

Media Contact:
Anne Laluc, Marketing
Email: alaluc@biocardia.com
Phone: 650-226-0120